UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Elite Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ELITE PHARMACEUTICALS, INC. 165 Ludlow Avenue Northvale, New Jersey 07647

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2020

To The Shareholders of Elite Pharmaceuticals, Inc.:

This supplement updates the Definitive Proxy Statement, dated April 29, 2020 (the “Proxy Statement”), previously furnished to Shareholders of Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Special Meeting of Shareholders to be held on June 23, 2020 (the “Special Meeting”).

Explanatory Note

This supplement is being filed solely to correct a typo on the proxy card furnished to certain Shareholders which mistakenly stated in Proposal No. “1” that the number of shares of common stock the Company would be authorized to issue would increase to 1,445,000 shares rather than to 1,445,000,000 shares. The typo was on the proxy card mailed to record holders by our transfer agent, the proxy card distributed on behalf of the clients of Mediant, and on the website proxyvote.com available pursuant to an e-mail on behalf of the clients of Broadridge Financial Solutions.

Accordingly, the transfer agent and clients of Mediant will be furnishing all holders to whom they mailed the proxy materials a copy of this notice and a corrected proxy card. Shareholders who received electronic delivery by Broadridge or Mediant on behalf of their clients will receive an additional email that will include a link to Broadridge’s or Mediant’s respective website with the corrected information on those websites effective on May 12, 2020.

If you have already voted using the old proxy card, your vote will be counted on the proposal as set forth in the Proxy Statement. If you decide to vote using the corrected proxy card, your prior vote will be superseded.

The procedure for voting has not changed.

This supplement should be read in conjunction with the Proxy Statement.

Thank you for your cooperation and continued support.

Sincerely,

Nasrat Hakim
President and Chief Executive Officer
May 11, 2020

SPECIAL MEETING OF SHAREHOLDERS OF

ELITE PHARMACEUTICALS, INC.

June 23, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders
The related Proxy Statement, the 2019 Annual Report of Stockholders and the Quarterly Report for the period ended December 31, 2019 are available at: https://elite.irpass.com/shareholder_meeting

The Special Meeting is being held virtually via live webcast at https://web.lumiagm.com/289761342 password: “elite2020” (case sensitive).

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030030000000000000 1 062320

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Proposal No. 1. – To again vote on the amendment of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares and to file a new amendment to our Articles of Incorporation reflecting such approval.	☐	☐	☐
Proposal No. 2. – Grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ELITE PHARMACEUTICALS, INC.

SPECIAL MEETING OF SHAREHOLDERS

JUNE 23, 2020

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nasrat Hakim and Carter Ward, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.001 per share ("Common Stock"), and Series J Preferred Stock, par value $0.01 per share ("Series J Preferred Stock"), of Elite Pharmaceuticals, Inc., a Nevada corporation (the "Company"), all the shares of Common Stock and Series J Preferred Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Special Meeting of Shareholders of the Company (the "Special Meeting"), to be held virtually via live webcast at https://web.lumiagm.com/289761342 password: “elite2020” (case sensitive), on June 23,2020 at 10:30 a.m. EDT, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

(Continued and to be signed on the reverse side)

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